Exhibit 10.1

LINCOLN NATIONAL CORPORATION

Indemnification Agreement

This Indemnification Agreement (“Agreement”) is made as of November 5, 2008, by and between LINCOLN NATIONAL CORPORATION, a corporation organized under the laws of the State of Indiana (the “Corporation”), and _______________ (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve for-profit corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that, in order to attract and retain qualified individuals to serve as members of the Board and/or officers of the Corporation and/or its Subsidiaries (as defined in Section 2), the Corporation will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States based corporations and other business enterprises, the Corporation believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors and/or officers are being increasingly subjected to expensive and time-consuming litigation relating to the business and affairs of corporations.  The Corporation recognizes that the cost of defending and otherwise participating in such litigation can be far greater than the financial benefits of serving as a director and/or officer;

WHEREAS, the indemnification sections of the Corporation’s Restated Articles of Incorporation, Amended and Restated Bylaws and the Indiana Business Corporation Law (the “IBCL”), when read together, provide that the indemnification provisions set forth in those documents need not be exclusive and thus contemplate that agreements may be entered into between the Corporation and members of its Board with respect to indemnification;

WHEREAS, the uncertainties relating to insurance have increased the difficulty of attracting and retaining directors and officers;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining directors and officers is detrimental to the best interests of the Corporation and its constituencies;

WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to pay expenses on behalf of directors and officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is in furtherance of the Corporation’s Restated Articles of Incorporation, Amended and Restated Bylaws and any resolutions adopted pursuant thereto, and the IBCL, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, the Corporation has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Corporation; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to consider additional service for or on behalf of the Corporation on the condition that he or she be so indemnified;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.           Services to the Corporation.  Indemnitee will serve or continue to serve the Corporation and its Subsidiaries for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or otherwise ceases to be a director and/or officer.

2.           Definitions.  As used in this Agreement:

(a)           A “Change in Control” shall be as defined in the Corporation’s Executive Severance Benefit Plan or any successor plan.

(b)           “Corporation” shall include, in addition to the Corporation, any Subsidiary of which Indemnitee is a director or officer, any corporation which results from or survives a consolidation or merger with the Corporation as well as any corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding as defined herein in respect of which indemnification is sought by Indemnitee.

(d)           “Enterprise” shall mean any other corporation, partnership, limited liability Corporation, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, member, partner, officer, employee, agent or fiduciary.

(e)           “Expenses” shall include all reasonable attorneys’ and accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise being involved with, a Proceeding as defined in this Agreement. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)           The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including but not limited to any internal corporate investigation), inquiry, administrative hearing or any actual, threatened or completed proceeding, including any and all appeals, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is, or will be a party to, a witness in or otherwise participates in by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or her or of any action on his or her part while acting as director or officer of the Corporation, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or payment of expenses can be provided under this Agreement; except one initiated by a Indemnitee to enforce his rights under this Agreement.  Any Indemnitee serving, in any capacity, (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation.

(h)           “Subsidiary” means any subsidiary of the Corporation as defined by Rule 1-02(x) of Regulation S-X and upon whose board the Indemnitee is serving as a director, any corporation or other legal entity which results from or survives a consolidation or merger with such Subsidiary as well as any corporation or other legal entity absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if the Indemnitee is or was a director, officer, employee or agent of such constituent corporation or other legal entity, or is or was serving at the request of such constituent corporation or other legal entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(i)           References to “fines” shall include, but are not limited to, any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

3.           Indemnification. If Indemnitee is, or is threatened to be made, a party to, a witness in or otherwise participates in any Proceeding, the Corporation shall indemnify Indemnitee, to the extent legally permissible, against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding if Indemnitee (a)(i) conducted himself or herself in good faith; (ii) reasonably believed that Indemnitee’s conduct was in the best interests of the Corporation or in all other cases, at least not opposed to the best interests of the Corporation; and (iii) in the case of any criminal proceeding, had reasonable cause to believe Indemnitee’s conduct was lawful, or had no reasonable cause to believe Indemnitee’s conduct was unlawful; or (b) engaged in conduct for which Indemnitee shall not be liable under any provisions of the Corporation’s Restated Articles of Incorporation or Amended and Restated Bylaws.

4.           Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)           Notwithstanding Section 3 above, in any Proceeding, if Indemnitee is not wholly successful in such Proceeding, but has been adjudged to be liable to the Corporation as to one or more but less than all claims, issues or matters in such Proceeding, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that an Indiana Court (as defined in Section 22) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability to the Corporation, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnification.  However, in any Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf and, to the extent permitted by law, amounts paid in settlement, in connection with each claim, issue or matter as to which Indemnitee is successful on the merits or has reached a settlement.

(b)           To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified by the Corporation to the fullest extent authorized by the IBCL, as the same exists or may hereafter be amended, against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf in connection therewith.  Indemnification pursuant to this Section 4(b) shall not require a determination pursuant to Section 9 of this Agreement.

(c)           For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in a Proceeding in which Indemnitee is a defendant by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5.           Additional Indemnification.

(a)           Notwithstanding any limitation in Sections 3 or 4, the Corporation shall indemnify Indemnitee to the extent permitted by law if Indemnitee is a party to or threatened to be made a party to, a witness in or otherwise participates in any Proceeding against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding (i) unless Indemnitee’s conduct constitutes a breach of Indemnitee’s duty of loyalty to the Corporation; (ii) except for liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) except for liability related to any transaction from which Indemnitee derived an improper benefit.

(b)           For purposes of this Agreement, the meaning of the phrase “to the extent permitted by law" shall include, but not be limited to:

i.           the fullest extent permitted by the provision of the IBCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the IBCL; and

ii.           the fullest extent authorized or permitted by any amendments to or replacements of the IBCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

6.           Exclusions.  Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any payment for indemnity including Expenses, judgments, liabilities, fines and amounts paid in settlement to the extent that the amount for which Indemnitee seeks indemnification, or a portion thereof:

(a)           has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise; or

(b)           in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers or  employees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

7.           Notification of Indemnifiable Claim.  Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which will or could be subject to indemnification or payment of Expenses covered hereunder. The Corporate Secretary of the Corporation shall, promptly upon receipt of such notice, advise the Board in writing of such notice.  The failure of Indemnitee to timely notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement or otherwise, unless such failure to provide timely notice materially prejudices the Corporation.  The omission to notify the Corporation will not relieve the Corporation from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.

8.           Advancement of Expenses.  Any Expenses incurred by Indemnitee in connection with any Proceeding in which Indemnitee was, is, or will be a party to, a witness in or otherwise participates by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or her or of any action on his or her part while acting as director or officer of the Corporation, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another Enterprise shall be paid by the Corporation in advance of the final disposition of such matter within ten (10) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advancement; provided, however, that the payment of such Expenses incurred by Indemnitee in advance of the final disposition of such matter under this Section 8 shall be made only upon receipt of (i) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the applicable standard of conduct set forth herein, (ii) an unlimited written undertaking by Indemnitee to repay any Expenses so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 3.  Payment of Expenses pursuant to this Section shall be unsecured and interest free.  Payment of Expenses shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Such payment shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of payment of Expenses, including Expenses incurred preparing and forwarding statements to the Corporation to support the payment claimed.  This Section 8 shall not apply to any claim for Expenses made by Indemnitee for which indemnity is excluded pursuant to Section 6.  Notwithstanding anything else contained in this Section 8, to the extent that the Corporation is prohibited by applicable law from making payment of Expenses to Indemnitee prior to the Corporation’s determination that Indemnitee is entitled to indemnification, the Corporation shall not pay Expenses to the Indemnitee pursuant to this Section.  Nothing herein shall be construed to limit the Corporation’s right to seek damages from Indemnitee, including but not limited to the full amount of the Expenses paid by the Corporation hereunder. The selection by the Corporation of defense counsel for Indemnitee in connection with any Proceeding, shall be made only with the approval of the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of the Corporation’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

9.           Procedure Upon Application for Indemnification.

(a)           Upon final disposition of a Proceeding for which indemnification is sought pursuant to this Agreement, Indemnitee shall submit promptly (and in any event, no later than the applicable statute of limitations) to the Board a written request for indemnification averring that he or she has met the applicable standard of conduct set forth herein.  Any indemnification made under this Agreement shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct.  Such determination shall be made in the following manner: (i) if a Change in Control shall have occurred and the Indemnitee is not a director at the time of such determination, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; and (ii) in any other circumstance: (A) if there are two or more Disinterested Directors on the Board, by the Board by a majority vote of a quorum of the Disinterested Directors, or if a quorum of Disinterested Directors does not exist, by a majority of the members of a committee of two or more Disinterested Directors duly designated by the Board (directors who are not Disinterested Directors may participate in such designation); or (B) by Independent Counsel. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(a) hereof, the Independent Counsel shall be selected as provided in this Section 9 (b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected (x) if there are two or more Disinterested Directors on the Board, by the Board by a majority vote of  a quorum of the Disinterested Directors, or if a quorum of Disinterested Directors does not exist by a majority of the members of a committee of two or more Disinterested Directors appointed by vote or (y) if there are fewer than two Disinterested Directors, by the Board, in which selection directors who do not qualify as Disinterested Directors may participate.  Such selection must be made within ten (10) days of submission of a written request by Indemnitee for indemnification pursuant to Section 9(a), and the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee within ten (10) days of submission of a written request by Indemnitee for indemnification pursuant to Section 9(a), (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. The objection must also include a proposed substitute Independent Counsel.  If objection including a proposed substituted Independent Counsel is timely made, such substituted Independent Counsel shall serve as Independent Counsel unless objected to within ten (10) days.  An objection to the substituted Independent Counsel may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  If written objection is made, the Independent Counsel or substituted Independent Counsel proposed may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, the parties have not agreed upon the selection of the Independent Counsel, either the Corporation or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or entity selected by the Court or by such other person or entity as the Court shall designate, and the person or entity with respect to whom all objections are so resolved or the person or entity so appointed shall act as Independent Counsel under Section 9(a) hereof.

10.           Presumptions and Effect of Certain Proceedings.

(a)           The submission of the Application for Indemnification to the Board shall create a rebuttable presumption that the Indemnitee is entitled to indemnification under this Agreement, and the Board or Independent Counsel, as the case may be, shall within sixty (60) days after submission of the Application for Indemnification specifically determine that the Indemnitee is so entitled, unless it or they possess sufficient evidence to rebut the presumption that Indemnitee has met the applicable standard of conduct.  If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.  Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.  Moreover, the fact that the Corporation has paid the Indemnitee’s Expenses pursuant to Section 8 herein shall not create a presumption that Indemnitee has met the applicable standard of conduct for indemnification.

(b)           If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

(d)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the books or records of the Enterprise, including financial statements, on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  The provisions of this Section 10 (d) shall not be deemed exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)           To the extent legally permissible, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

11.           Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) payment of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9 of this Agreement within sixty (60) days after receipt by the Corporation of the request for indemnification, or (iv) payment of indemnification pursuant to this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or payment of Expenses.

(b)           In the event that Indemnitee successfully sues the Corporation for indemnification or payment of Expenses, and is successful in whole or in part, Indemnitee shall be entitled to be paid by the Corporation for the Expense of prosecuting such suit.  If the Corporation sues Indemnitee to recover Expenses paid prior to final disposition under Section 8 and Indemnitee is successful in defending such suit, in whole or in part, Indemnitee shall be entitled to be paid the Expense of defending such suit.

           (c)           In the event that a determination shall have been made under this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding pursuant to this Section, the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or payment of Expenses, as the case may be.

           (d)           The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement. The Corporation shall to the extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefore) pay in advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or payment of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses or insurance recovery, as the case may be.

12.           Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification and to receive payment of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s Restated Articles of Incorporation, the Corporation’s Amended and Restated Bylaws, any agreement, a resolution of directors  or any other authorization adopted by shareholders. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Indiana law, whether by statute or judicial decision, permits greater indemnification or payment of Expenses than would be afforded currently under the Corporation’s Restated Articles of Incorporation, Amended and Restated Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees, or agents of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors of the Corporation or of any other corporation, partnership, limited liability Corporation, joint venture, trust, employee benefits plan or other enterprise which the Indemnitee serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in such manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

13.           Duration of Agreement.   This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Corporation or as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation (“Ten Year Anniversary Date”); or (b) 1 year after the final termination of each and every Proceeding, commenced prior to the Ten Year Anniversary Date.

14.           Successors and Assigns.

(a)           This Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), shall continue as to Indemnitee after he or she has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of Indemnitee and his or her heirs, assigns, executors, devisees and administrators and other legal representatives.

(b)           The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

15.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

16.           Entire Agreement.  Except as otherwise specified herein, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17.           Effectiveness of Agreement.  This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability Corporation, joint venture, trust or other enterprise, at the time such act or omission occurred, and shall continue to exist after the rescission or restrictive modification of this Agreement with respect to events occurring prior to such rescission or restrictive modification.

18.           Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

19.           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Corporation.

If to the Corporation, to

Lincoln National Corporation
Attention:  Corporate Secretary
150 N. Radnor Chester Road
Radnor, Pennsylvania 19087

or to any other address as may have been furnished to Indemnitee by the Corporation.

20.           Contribution. The Corporation hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

21.           Specific Performance.  The Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining other relief to which he or she may be entitled.  The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by an Indiana Court, (as defined in Section 2) and the Corporation hereby waives any such requirement of such a bond or undertaking.

22.           Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Indiana, without regard to its conflict of laws rules.  The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with  this Agreement shall be brought only in the appropriate court in the State of Indiana (the "Indiana Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Indiana Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Indiana Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Indiana Court has been brought in an improper or inconvenient forum.

23.           Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.           Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.